UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 30, 2010
Rockville Financial New, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On December 30, 2010, Rockville Financial, Inc., Rockville Financial MHC, Inc., Rockville Bank and Rockville Financial New, Inc. entered into an Agency Agreement with Keefe, Bruyette & Woods, Inc., as authorized representative of Keefe, Bruyette & Woods, Inc. and Stifel, Nicolaus & Company, Incorporated. Pursuant to the Agency Agreement, Keefe, Bruyette & Woods, Inc. will serve as marketing advisor and sales agent during Rockville Financial New, Inc.’s subscription and community stock offerings and sole book running manager during any syndicated offering, and Stifel, Nicolaus & Company, Incorporated will serve as co-manager during any syndicated offering.
     The shares of common stock of Rockville Financial New, Inc. are being offered pursuant to a Registration Statement on Form S-1 (File No. 333-169439) filed by Rockville Financial New, Inc. under the Securities Act of 1933, as amended, and a related prospectus dated December 30, 2010. A copy of the Agency Agreement is included as Exhibit 1.1 to this current report on Form 8-K and is incorporated herein by reference.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective January 3, 2011, consistent with the previously announced succession timeline, Rockville Financial, Inc. and its banking subsidiary, Rockville Bank, entered into an employment agreement (the “Agreement”) with William H.W. Crawford, IV, age 45, pursuant to which Mr. Crawford will succeed William J. McGurk as President and Chief Executive Officer of Rockville Financial, Inc. and Rockville Bank. The succession is expected to be effective no later than Mr. McGurk’s previously announced retirement at the annual meeting of shareholders to be held in April, 2011. Mr. Crawford will serve as Senior Executive Vice President of Rockville Financial, Inc. and Rockville Bank until Mr. McGurk’s retirement. Mr. Crawford will also be appointed to the Boards of Directors of Rockville Financial, Inc. and Rockville Bank.
     The term of the Agreement is until December 31, 2013, subject to possible annual extensions. The Agreement provides for an initial base salary of $375,000 per year, which shall be increased to $410,000 as of May 2011. Mr. Crawford will also receive a signing bonus in two installments to compensate him for the bonus forfeited at his previous employer. The first installment will be made in the amount of $200,000 and paid in the first payroll following January 3, 2011, and the second installment will be made in the amount of $100,000 and paid in the first payroll following May 1, 2011, provided that Mr. Crawford remains employed with Rockville Financial, Inc. and Rockville Bank on such date. The Agreement also provides that Mr. Crawford will be eligible to earn annual incentive compensation with an incentive target set at 50% of his base salary for 2011 and 60% of his base salary for 2012. Mr. Crawford will be eligible to participate in the cash incentive plans and stock benefit plans and to receive fringe benefits generally available to Rockville Bank’s executive officers.
     Rockville Financial, Inc. agreed to make stock option and restricted stock grants to Mr. Crawford under its 2006 Stock Incentive Award Plan. Mr. Crawford will receive $185,000 in the form of nonqualified stock options and a number of restricted shares equivalent to the number of shares of common stock of Rockville Financial, Inc. valued at $65,000, in each case based on the closing price on or about March 15, 2011. The restricted stock and nonqualified stock options shall vest in five equal annual installments until fully vested on January 3, 2017, provided Mr. Crawford remains employed with Rockville Financial, Inc. and Rockville Bank on each annual vesting date.
     The Agreement also provides for severance benefits in the event of certain termination events and a change of control. Benefits under a change of control are capped at the golden-parachute level under Internal Revenue Code Section 280G. The Agreement contains restrictive covenants relating to the protection of confidential information, non-disclosure, non-solicitation and non-competition.

     Mr. Crawford does not have any family relationships with any director or executive officer of Rockville Bank or Rockville Financial, Inc. Mr. Crawford also does not have any transactions with related persons for purposes of Item 404(a) of Regulation S-K.
     The preceding description of the Agreement is a summary of the material terms of the Agreement and does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is being filed as Exhibit 10.15 to this current report on Form 8-K and is incorporated herein by reference.
     On January 3, 2011, the Company issued a press release regarding the matters described above. The complete the text of this press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.
ITEM 9.01 Financial Statements and Exhibits
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Number	Description
Exhibit 1.1	Agency Agreement by and among Rockville Financial, Inc., Rockville Financial MHC, Inc., Rockville Bank, Rockville Financial New, Inc. and Keefe, Bruyette & Woods, Inc., as authorized representative of Keefe, Bruyette & Woods, Inc. and Stifel, Nicolaus & Company, Incorporated

Exhibit 10.15	Employment Agreement by and among Rockville Financial, Inc., Rockville Bank and William H.W. Crawford, IV

Exhibit 99.1	Press Release dated January 3, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2011	ROCKVILLE FINANCIAL NEW, INC. Registrant
	By:	/s/ John T. Lund
John T. Lund
Senior Vice President/ Chief Financial Officer

Exhibit Index

Number	Description
Exhibit 1.1	Agency Agreement by and among Rockville Financial, Inc., Rockville Financial MHC, Inc., Rockville Bank, Rockville Financial New, Inc. and Keefe, Bruyette & Woods, Inc., as authorized representative of Keefe, Bruyette & Woods, Inc. and Stifel, Nicolaus & Company, Incorporated

Exhibit 10.15	Employment Agreement by and among Rockville Financial, Inc., Rockville Bank and William H.W. Crawford, IV

Exhibit 99.1	Press Release dated January 3, 2011